UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  October 13, 2006

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54956-0669

 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

As a result of changing plan administrators, Bemis Company, Inc. received a routine notice on October 13, 2006 of a blackout period, expected to begin at 3 p.m., Central Time, November 15, 2006, and concluding the week beginning December 17, 2006, relative to the Bemis Investment Incentive Plan, the Bemis 401(k) Plan for Bargaining Unit Employees, and the Bemis Defined Contribution Plan for Hourly Employees.  During the blackout period, participants will be unable to direct or diversify investments, obtain a loan from the Bemis Investment Incentive Plan, or obtain a distribution from the plans.  Copies of the notices that were sent to all Bemis plan participants are attached as exhibits to this report.

During the blackout period, and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by writing JPMorgan Retirement Plan Services 9300 Ward Parkway, Kansas City, Missouri 64114, or calling (816) 340-4199.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

D.	Exhibits

	99.1	Notice of blackout period to Bemis 401(k) Plan for Bargaining Unit Employees participants dated October 13, 2006

	99.2	Notice of blackout period to Bemis Investment Incentive Plan participants dated October 13, 2006

	99.3	Notice of blackout period to Bemis Defined Contribution Plan for Hourly Employees participants dated October 13, 2006

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
Gene C. Wulf, Senior Vice President and Chief Financial Officer			Stanley A. Jaffy, Vice President and Controller

Date	October 18, 2006	Date	October 18, 2006